UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2006

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	No. 95-4545390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2006, The Walt Disney Company, a Delaware Corporation, (“Disney”), Lux Acquisition Corp. (“Merger Sub”), a California Corporation and a direct wholly owned subsidiary of Disney, and Pixar, a California Corporation (“Pixar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Pixar (the “Merger”), with Pixar continuing as the surviving corporation after the Merger. As a result of the Merger, Pixar will become a wholly owned subsidiary of Disney. The Boards of Directors of Disney and Pixar approved the Merger and the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Pixar, each share of Pixar common stock issued and outstanding immediately prior to the Effective Time (other than any dissenting shares) will be converted into 2.3 shares of Disney common stock (the “Merger Consideration”). No fractional shares of Disney common stock will be issued in the Merger. At the Effective Time, Disney will assume the rights and obligations of Pixar with respect to Pixar’s 2004 Equity Incentive Plan as well as the duties of Pixar with respect to the administration of such plan. Also at the Effective Time, each option granted by Pixar to purchase shares of Pixar common stock which is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to acquire, on the same terms and conditions as were applicable to the original Pixar option, that number of shares of Disney common stock determined by multiplying the number of shares of Pixar common stock subject to such Pixar option immediately prior to the Effective Time by 2.3, at a price per share equal to the per share exercise price specified in such Pixar option divided by 2.3.

As of January 1, 2006, there were 119,297,468 shares of Pixar common stock issued and outstanding, and outstanding options to purchase 16,709,252 shares of Pixar common stock.

The completion of the Merger is subject to various customary conditions, including obtaining the approval of Pixar shareholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act and certain non-United States merger control regulations, and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

The Merger Agreement establishes a set of policies and principles with respect to the management and operation of the Disney and Pixar feature animation businesses after the Merger. These policies will be subject to the authority of the Disney Chief Executive Officer to take such actions as are in the best interests of the shareholders of Disney.

In connection with the execution of the Merger Agreement, Mr. Steven P. Jobs (the “Principal Shareholder”) entered into a Voting Agreement (the “Voting Agreement”) with Disney, pursuant to which the Principal Shareholder agreed to vote (or, if requested, execute consents or proxies with respect to) a number of shares equal to 40% of the outstanding shares of Pixar common stock on the record date of any such vote or written consent (the “Covered Shares”) in favor of the principal terms of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the shareholders of Pixar at which such matters are considered. Further, the Principal Shareholder agreed to vote against (i) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation, warranty, or any other obligation or agreement of Pixar under the Merger Agreement or of the Principal Shareholder under the Voting Agreement and (ii) any action, proposal, transaction or agreement that would reasonably by expected to compete with, interfere with, delay, discourage, adversely affect or inhibit timely consummation of the Merger.

Under existing agreements with Pixar, Disney currently co-finances and distributes animated motion pictures developed in conjunction with Pixar. Disney entered into a feature film agreement with Pixar in 1991, which resulted in the release of its first film with Pixar, Toy Story, in November 1995. In 1997, Disney extended its relationship with Pixar by entering into a co-production agreement, under which Pixar agreed to produce, on an exclusive basis, five original computer-animated feature films for distribution by Disney. Both parties agreed to co-finance and co-brand the films and share equally in the profits of each picture and any related merchandise or ancillary products, after Disney recovers all marketing costs and receives a distribution fee. The first four films under the extension were A Bug’s Life, Monsters, Inc., Finding Nemo and The Incredibles. Pixar is currently in production on the final film under the agreement, Cars. Disney retains the right to produce sequels to the films that it co-produced with Pixar, and Pixar has the right to participate in these productions.

A copy of the Merger Agreement, the Voting Agreement and Principles for Management of the Feature Animation Businesses are attached hereto as Exhibits 2.1, 10.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the Merger Agreement, the Voting Agreement and Principles for Management of the Feature Animation Businesses is qualified in its entirety by reference to the full text of the Merger Agreement, the Voting Agreement and Principles for Management of the Feature Animation Businesses.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among The Walt Disney Company, Lux Acquisition Corp. and Pixar, dated as of January 24, 2006.

10.1	Voting Agreement by and between The Walt Disney Company and Mr. Steven P. Jobs, dated as of January 24, 2006.

99.1	Principles for Management of the Feature Animation Businesses

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

	By:	/s/ ROGER J. PATTERSON
Date: January 26, 2006	Name:	Roger J. Patterson
	Title:	Vice President, Counsel Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among The Walt Disney Company, Lux Acquisition Corp. and Pixar, dated as of January 24, 2006.

10.1	Voting Agreement by and between The Walt Disney Company and Mr. Steve Jobs, dated as of January 24, 2006.

99.1	Principles for Management of the Feature Animation Businesses

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